FISHER SCIENTIFIC INTERNATIONAL INC.

                             EXCHANGE AGREEMENT


      This Exchange Agreement (this "Agreement") dated as of March 29, 1999 by and among FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the "Company"), Thomas H. Lee Equity Fund III, L.P. ("THL"), certain individuals associated with THL listed on Schedule I attached hereto, THL-CCI Limited Partnership ("THL-CCI"), THL Foreign Fund III, L.P. and the THL FSI Equity Investors, L.P. ("THL/FSI" and collectively with THL, the individuals listed on Schedule I, THL-CCI and THL Foreign Fund III, L.P., the "THL Entities").

      WHEREAS, the THL Entities own common stock, par value $.01 per share, of the Company (the "Common Stock") acquired through a recapitalization transaction (the "Transaction"), pursuant to that certain Second Amended and Restated Agreement and Plan of Merger, dated as of November 14, 1997, as amended (the "Merger Agreement"), by and between the Company and FSI Merger Corp., a Delaware corporation; and

      WHEREAS, the THL Entities wish to exchange certain of their shares of Common Stock on a share-for-share basis for shares of the Company's Series B Non-Voting Common Stock, par value $.01 per share (the "Series B Non-Voting Common Stock"), subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:


                                  ARTICLE I

                             Exchange of Shares

      1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, each THL Entity agrees to exchange (the "Share Exchange") on a share-for-share basis the number of shares (the "Voting Shares") of Common Stock set forth opposite such THL Entity's name on Exhibits A and B attached hereto in exchange for an equivalent number of shares (the "Non-Voting Shares") of the Company's Series B Non-Voting Common Stock. Each THL Entity hereby acknowledges that the number of shares set forth opposite its name on Exhibits A and B constitutes the full, entire and correct number of shares to be exchanged by it pursuant to this Agreement.

      1.2 Delivery of Shares. In consideration of and in exchange for the shares of Series B Non-Voting Common Stock to be delivered by the Company hereunder, each THL Entity shall deliver to the Company at the Closing (as hereinafter defined), the aggregate number of Voting Shares set forth opposite such THL Entity's name on Exhibits A and B.

      1.3 Closing. The closing of the Share Exchange (the "Closing") shall occur on March 29, 1999 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or at such other time and place as the Company and the THL Entities may agree (the "Closing Date"). In consideration of the exchange by each THL Entity of the Voting Shares, the Company shall deliver to each THL Entity at the Closing a certificate or certificates evidencing the number of shares of Series B Non-Voting Common Stock to be acquired by each THL Entity, as set forth on Exhibits A and B.


                                 ARTICLE II

                Representations and Warranties of the Company

      The Company represents and warrants to each THL Entity that:

      2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

      2.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company consists of (or will consist of at the Closing) 100,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 shares are designated Series A Junior Participating Preferred Stock. As of the close of business on March 22, 1999, 40,073,935 shares of Common Stock were issued and outstanding, and 43,665 shares of Common Stock were held in treasury. The Company has no shares of Preferred Stock issued and outstanding. As of the close of business March 22, 1999, except for (i) 10,000,000 shares of Common Stock reserved for issuance pursuant to outstanding options and rights granted under the stock plans, (ii) 2,583,315 shares of Common Stock reserved for issuance pursuant to outstanding warrants and (iii) 500,000 shares of Junior Preferred Stock reserved for issuance upon exercise of certain rights, there are not now, and at the effective time of the Share Exchange there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any of its subsidiaries.

      2.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and for the authorization, issuance and delivery of the Non-Voting Shares has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company and shall be enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally and except to the extent enforceability may be limited by general equitable principles.

      2.4 Validity of Shares. The Non-Voting Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable.

      2.5 Securities Act. The exchange of Non-Voting Shares in accordance with the terms of this Agreement (assuming the accuracy of the representations and warranties of the THL Entities contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

      2.6  Non-Contravention.    The execution and delivery of this
 Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby and the performance by the Company of the obligations which it is obligated to perform hereunder will not, (a) violate any provision of the articles of association, by-laws, agreement of limited partnership or other organizational documents of the Company, (b) violate in any material respect any material law, regulation, rule, order, judgment or decree to which the Company is subject, (c) violate in any material respect, result in the termination or the acceleration of, or conflict with in any material respect or constitute a material default under, any material mortgage, indenture, lease, franchise, license, permit, agreement or instrument (each, a "Contract") to which the Company is a party or by which any of its assets or properties are bound.

      2.7 Consents, Approvals and Notices. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not require any (a) material consent, authorization, order or approval of, filing or registration with, or notice to, any governmental or regulatory authority, which has not been obtained previously, or (b) material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any Contract to which the Company is a party or by which any of its assets or properties are bound, which has not been obtained previously.


                                 ARTICLE III

                       Representations, Warranties and
                       Agreements of the THL Entities

      Each THL Entity represents and warrants, in each instance as to itself only and not as to any other THL Entity, to the Company that:

      3.1 Organization; Authority. Each of THL, THL-CCI, THL/FSI and THL Foreign Fund III, L.P. is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each individual listed on Schedule I attached hereto has the legal capacity to enter into this Agreement. Each THL Entity has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each THL Entity of this Agreement and the consummation by each THL Entity of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each THL Entity.

      3.2 Validity of Shares. Each THL Entity has good and marketable title to the number of Voting Shares set forth opposite such THL Entity's name on Exhibits A and B attached hereto, free and clear of any security interests, pledges, mortgages, liens, encumbrances, charges, options or any adverse claims, restrictions or third party rights of any kind whatsoever ("Liens") and, at the Closing, each THL Entity will deliver the number of Voting Shares set forth opposite such THL Entity's name on Exhibits A and B hereto, free and clear of any Liens.

      3.3 Enforceability. This Agreement, when executed and delivered by all parties hereto, will constitute the valid and legally binding obligation of each THL Entity, enforceable against each THL Entity in accordance with its terms, except to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally and except to the extent enforceability may be limited by general equitable principles.

      3.4 Non-Contravention. The execution and delivery of this Agreement by each THL Entity does not, and the consummation by such THL Entity of the transactions contemplated hereby and the performance by such THL Entity of the obligations which it is obligated to perform hereunder will not, (a) violate any provision of the articles of association, by-laws, agreement of limited partnership or other organizational documents of such THL Entity,
 (b) violate in any material respect any material law, regulation, rule, order, judgment or decree to which such THL Entity is subject, (c) violate in any material respect, result in the termination or the acceleration of, or conflict with in any material respect or constitute a material default under, any material Contract to which such THL Entity is a party or by which any of its assets or properties are bound or (d) result in the creation of any lien or other encumbrance on any of the material assets or properties of such THL Entity or the loss of any material license or other material contractual right with respect thereto.

      3.5 Consents, Approvals and Notices. The execution and delivery of this Agreement by each THL Entity and the consummation by each THL Entity of the transactions contemplated hereby does not require any (a) material consent, authorization, order or approval of, filing or registration with, or notice to, any governmental or regulatory authority, which has not been obtained previously, or (b) material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any Contract to which such THL Entity is a party or by which any of its assets or properties are bound, which has not been obtained previously.

      3.6  Investment Representations.

           (a) This Agreement is made in reliance upon each THL Entity's representations to the Company, which by acceptance hereof each THL Entity hereby confirms, that: (i) the Non-Voting Shares will be acquired by such THL Entity for investment only, for its own account and not as a nominee or agent and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws; and (ii) such THL Entity has no current intention of selling, granting participation in or otherwise distributing the Non-Voting Shares in violation of applicable federal and state securities laws. By executing this Agreement, each THL Entity further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Non-Voting Shares in violation of applicable federal and state securities laws.

           (b) Each THL Entity understands that the Non-Voting Shares have not been registered under the 1933 Act on the basis that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the 1933 Act pursuant to
      Section 4(2) thereof and regulations issued thereunder, and that the Company's reliance on such exemption is predicated on the representations and warranties of the THL Entities set forth herein.

           (c) Each THL Entity represents that it has, either alone or together with the assistance of a "purchaser representative" (as that term is defined in Regulation D promulgated under the 1933 Act), such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company. Each THL Entity further represents that it is familiar with the business and financial condition, properties, operations and prospects of the Company and that it has had access, during the course of the transactions contemplated hereby and prior to its acquisition of the Non-Voting Shares, to the same kind of information that is specified in Part I of a registration statement under the 1933 Act, and that it has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such THL Entity or to which such THL Entity has had access. Each THL Entity has made, either alone or together with its advisors, such independent investigation of the Company as each THL Entity deems to be, or its advisors deem to be, necessary or advisable in connection with this investment. Each THL Entity understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to the fairness of this investment.

           (d) Each THL Entity represents that it will not sell, transfer or otherwise dispose of the Non-Voting Shares without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom. Each THL Entity understands that, in the absence of an effective registration statement covering the Non-Voting Shares or an available exemption from registration under the 1933 Act and applicable state securities laws, the Non-Voting Shares must be held indefinitely. In particular, each THL Entity acknowledges that it is aware that the Non-Voting Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of such rule are met. Each THL Entity represents that, in the absence of an effective registration statement covering the Non-Voting Shares or an exemption from registration under the 1933 Act, it will sell, transfer or otherwise dispose of the Non-Voting Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Amended and Restated Investors' Agreement referred to in Section 6.1.

           (e) Each THL Entity represents that it (i) is capable of bearing the economic risk of holding the unregistered Non-Voting Shares for an indefinite period of time and has adequate means for providing for its current needs and contingencies, (ii) can afford to suffer a complete loss of this investment and (iii) understands all risk factors related to the acquisition of the Non-Voting Shares.

           (f) Each THL Entity understands that the acquisition of the Non-Voting Shares involves a high degree of risk, that there is no established market for the Non-Voting Shares and that it is not likely that any public market for the Non-Voting Shares will develop in the near future.

           (g) Each THL Entity represents that neither it nor anyone acting on its behalf has paid any commission or other remuneration to any person in connection with the purchase of the Non-Voting Shares.

           (h) Independent of the additional restrictions on the transfer of the Non-Voting Shares contained in the Amended and Restated Investors' Agreement referred to in Section 6.1, each THL Entity agrees that it will not transfer, dispose of or pledge any of the Non-Voting Shares other than pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, unless and until (i) such THL Entity shall have notified the Company of the proposed transfer, disposition or pledge and shall have furnished the Company with a statement of the circumstances surrounding the proposed transfer, disposition or pledge and (ii) if reasonably requested by the Company and at the expense of each THL Entity or its transferee, such THL Entity shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Company and its counsel that such proposed transfer, disposition or pledge may be made without registration of such Non-Voting Shares under the 1933 Act and applicable state securities laws.

      3.7  Legends; Stop Transfer.

           (a) Each THL Entity acknowledges that all certificates evidencing the Non-Voting Shares shall bear the following legend:


                             "TRANSFER RESTRICTED

           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state Securities Laws and may not be offered or sold except in compliance therewith.

           The securities represented by this certificate are subject to the terms and conditions, including certain restrictions on transfer, of an Investors' Agreement dated as of January 21, 1998, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement. A copy of the Investors' Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) days after receipt of a written request."

           (b) The certificates evidencing the Non-Voting Shares shall also bear any legend required by any applicable state securities law.

           (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Non-Voting Shares in its stock books, and the Non-Voting Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act and applicable state securities laws covering such Non-Voting Shares or pursuant to and in compliance with the provisions of Section 3.6(h) hereof. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five days after the Company's receipt of a written request therefor.


                                 ARTICLE IV

          Conditions to Obligations of the THL Entities at Closing

      The obligations of each THL Entity under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

      4.1 Representations and Warranties. The representations, warranties and agreements of the Company contained in Article II hereof shall be true on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

      4.2 Performance by the Company. The Company shall have performed in all material respects all of its obligations and shall have materially complied with each and all of its covenants required to be performed or complied with by it on or before the Closing Date.


                                  ARTICLE V

             Conditions to Obligations of the Company at Closing

      The obligations of the Company under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

      5.1 Representations. The representations, warranties and agreements of the THL Entities contained in Article III hereof shall be true on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

      5.2 Performance. Each THL Entity shall have performed in all material respects all of its obligations and shall have materially complied with each and all of its covenants required to be performed or complied with by it on or before the Closing Date.

                                 ARTICLE VI

                         Mutual Conditions Precedent

      The obligations of the Company and of each THL Entity under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of the following conditions:

      6.1 Amended and Restated Investors' Agreement. The Amended and Restated Investors' Agreement in substantially the form attached as Exhibit C hereto shall have been validly executed and delivered by the parties thereto.

      6.2 Simultaneous Purchase. Each THL Entity listed on Exhibits A and B hereto shall have simultaneously exchanged at the Closing the number of Voting Shares set forth opposite each THL Entity's name for an equivalent number of Non-Voting Shares.


                                 ARTICLE VII

                                Miscellaneous

      7.1 Termination. This Agreement may be terminated (as to the party electing so to terminate it) at any time prior to the Closing Date:

           (i)  by a THL Entity if any of the conditions specified in
 Article IV or VI of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by the Closing Date, or at such earlier date that it becomes apparent that any such condition can no longer be satisfied; or

           (ii) by the Company if any of the conditions specified in Article V or VI of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by the Closing Date or at such earlier date that it becomes apparent that any such condition can no longer be satisfied.

      7.2 No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the THL Entities in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or each THL Entity at law or in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. This Agreement, together with the Exhibits hereto, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each THL Entity. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or by or demand to or on the Company in any case shall entitle or obligate the Company to any other or further notice or demand in similar or other circumstances.

      7.3 Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein. All notices shall be deemed to have been duly given upon confirmation by telecopy if delivered by telecopy or by hand, or one day after sending by overnight delivery service, or five days after sending by certified mail, postage prepaid, return receipt requested to the respective addresses of the parties set forth below:

           (a)  for notices and communications to the Company:

                     Thomas H. Lee Company
                     75 State Street
                     Boston, Massachusetts  02109
                     Fax:  (617) 227-3514
                     Attention:  Anthony J. DiNovi

                with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     919 Third Avenue
                     New York, New York 10022
                     Fax:  (212) 735-2000
                     Attention:  Eric L. Cochran, Esq.

           (b) for notices and communications to (i) each THL Entity listed in Exhibit A, to its address as set forth under each THL Entity's name in Exhibit A, and (ii) each THL Entity listed on Exhibit B, to his attention in care of Thomas H. Lee Company.

 By notice complying with the foregoing provisions of this Section 7.3, each party shall have the right to change the notice address for future notices and communications to such party.

      7.4 Costs, Expenses and Taxes. The Company shall pay the Company's and each THL Entity's costs and expenses incurred in connection with this Agreement and the Amended and Restated Investors' Agreement, any amendment or supplement to or modification of any of the foregoing, and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Non-Voting Shares but excluding all federal, state and local income or similar taxes and shall save and hold each THL Entity harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The Company shall bear all expenses of shipping certificates evidencing the Non-Voting Shares (including, without limitation, insurance expenses) from the location of the Closing to such other places within the United States of America as the THL Entity shall specify.

      7.5 Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Agreement.

      7.6 Binding Effect; Assignment. The rights and obligations of any or all of the THL Entities under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and each of the THL Entities, and their respective successors and assigns.

      7.7 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

      7.8 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      7.9 Exhibits and Headings. The Exhibits to this Agreement shall be deemed to be a part of this Agreement. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      7.10 Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

      7.11 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or the Amended and Restated Investors' Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      7.12 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or each THL Entity, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Share Exchange.

                       *     *     *     *     *     *

                             EXCHANGE AGREEMENT
                         COUNTERPART SIGNATURE PAGE


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument as of the date first above written.

                                       FISHER SCIENTIFIC INTERNATIONAL INC.


                                       By:/s/ Todd M. DuChene
                                          ______________________________
                                          Name:  Todd M. DuChene
                                          Title: Vice President, Secretary
                                                 and General Counsel



                             EXCHANGE AGREEMENT
                         COUNTERPART SIGNATURE PAGE


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument as of the date first above written.

 THL Equity Shareholders:

                             THOMAS H. LEE EQUITY FUND III, L.P.


                             By:  THL Equity Advisors III Limited
                                    Partnership, as General Partner

                             By:  THL Equity Trust III,
                                    as General Partner


                             By: /s/ Anthony J. DiNovi
                                __________________________________
                                Name:   Anthony J. DiNovi
                                Title:  Vice President



                             THOMAS H. LEE FOREIGN FUND III, L.P.


                             By:  THL Equity Advisors III Limited
                                  Partnership, as General Partner

                             By:  THL Equity Trust III,
                                  as General Partner


                             By: /s/ Anthony J. DiNovi
                                _________________________________
                                Name:  Anthony J. DiNovi
                                Title: Vice President


                             THL FSI EQUITY INVESTORS, L.P.


                             By:  THL Equity Advisors III Limited
                                  Partnership, as General Partner


                             By:  THL Equity Trust III,
                                  as General Partner


                             By: /s/ Anthony J. DiNovi
                                ________________________________
                                Name:  Anthony J. DiNovi
                                Title: Vice President


                             THL-CCI LIMITED PARTNERSHIP



                             By:  THL Investment Management Corp.
                                  as General Partner


                             By: /s/ Wendy L. Masler
                                _______________________________
                                Name: Wendy L. Masler


 Individual Shareholders:


                             By: /s/ David V. Harkins
                                _______________________________
                                Name: David V. Harkins


                             By /s/ Sheryll J. Harkins, Trustee
                                ________________________________
                                Name: The 1995 Harkins Gift Trust


                             By: /s Thomas R. Shepherd
                                _______________________________
                                Name: Thomas R. Shepherd
                                      Money Purchase Pension Plan


                             By:/s/ Scott A. Schoen
                                ________________________________
                                Name: Scott A. Schoen


                             By: /s/ C. Hunter Boll
                                ________________________________
                                Name: C. Hunter Boll


                             By: /s/ Scott M. Sperling
                                ________________________________
                                Name: Scott M. Sperling


                             By: /s/ Sperling Family Limited Partnership
                                 ________________________________________
                                Name: Sperling Family Limited Partnership


                             By: /s/ Anthony J. DiNovi
                                ______________________________
                                Name: Anthony J. DiNovi


                             By: /s/ Thomas M. Hagerty
                                ______________________________
                                Name: Thomas M. Hagerty


                             By: /s/ Warren C. Smith, Jr.
                                ______________________________
                                Name: Warren C. Smith, Jr.


                             By: /s/ Seth W. Lawry
                                ______________________________
                                Name: Seth W. Lawry


                             By:/s/ Joseph J. Incandela
                                ______________________________
                                Name: Joseph J. Incandela


                             By:/s/ Kent R. Weldon
                                _____________________________
                                Name: Kent R. Weldon


                             By:/s/ Terrence M. Mullen
                                _____________________________
                                Name: Terrence M. Mullen


                             By:/s/ Todd M. Abbrech
                                _____________________________
                                Name: Todd M. Abbrecht


                             By:/s/ Wendy L. Masler
                                _____________________________
                                Name: Wendy L. Masler


                             By:/s/ Wendy L. Master
                                _____________________________
                                Name:  THL-CCI Limited Partnership
                                By:    Wendy L. Master
                                Title: Vice President


                             By:/s/ Andrew D. Flaster
                                ______________________________
                                Name: Andrew D. Flaster


                             By:/s/ Kristina A. Watts
                               _____________________________
                               Name: First Trust Co. FBO
                                     Kristina A. Watts


                             By: /s/ Charles Robins
                                ____________________________
                                Name: Charles Robins


                             By:/s/ James Westra
                                ____________________________
                                Name: James Westra


                             By:/s/ Charles A. Brizius
                                ____________________________
                                Name: Charles A. Brizius





 SCHEDULE I


 CERTAIN NAMED INDIVIDUAL INVESTORS


 David V. Harkins
 The 1995 Harkins Gift Trust
 Thomas R. Shepherd Money Purchase Pension Plan (Keogh)
 Scott A. Schoen
 C. Hunter Boll
 Scott M. Sperling
 Sperling Family Limited Partnership
 Anthony J. DiNovi
 Thomas M. Hagerty
 Warren C. Smith, Jr.
 Seth W. Lawry
 Joseph J. Incandela
 Kent R. Weldon
 Terrence M. Mullen
 Todd M. Abbrecht
 Wendy L. Masler
 Andrew D. Flaster
 First Trust Co. FBO Kristina A. Watts
 Charles W. Robins
 James Westra
 Charles A. Brizius




 EXHIBIT A


                                     Number of Shares        Number of Shares
                                        of Voting             of Non-Voting
                                      Common Stock             Common Stock
 Stockholder                           Exchanged                 Acquired
 -----------                         ----------------         ----------------

 Thomas H. Lee Equity Fund III, L.P.    5,395,598                5,395,598
 c/o Thomas H. Lee Co.
 75 State Street
 Boston, MA  02109

 Thomas H. Lee Foreign Fund III, L.P.     333,863                  333,863
 c/o Thomas H. Lee Co.
 75 State Street
 Boston, MA  02109

 THL FSI Equity Investors, L.P.         2,710,841                2,710,841
 c/o Thomas H. Lee Co.
 75 State Street
 Boston, MA  02109

 THL-CCI Limited Partnership              332,293                  332,293
 c/o  Thomas H. Lee Co.
 75 State Street
 Boston, MA  02109

TOTAL                                   8,772,595                8,772,595



 EXHIBIT B

                                     Number of Shares        Number of Shares
                                        of Voting             of Non-Voting
                                      Common Stock             Common Stock
 Stockholder                           Exchanged                 Acquired
 -----------                         ----------------         ----------------

 David V. Harkins                        40,298                    40,298
 The 1995 Harkins Gift Trust              4,479                     4,479
 Thomas R. Shepherd Money Purchase
 Pension Plan (Keogh)                    13,993                    13,993
 Scott A. Schoen                         26,865                    26,865
 C. Hunter Boll                          26,865                    26,865
 Scott M. Sperling                       13,433                    13,433
 Sperling Family Limited Partnership      8,955                     8,955
 Anthony J. DiNovi                       22,388                    22,388
 Thomas M. Hagerty                       22,388                    22,388
 Warren C. Smith, Jr.                    22,388                    22,388
 Seth W. Lawry                            6,716                     6,716
 Joseph J. Incandela                      5,596                     5,596
 Kent R. Weldon                           3,359                     3,359
 Terrence M. Mullen                       1,679                     1,679
 Todd M. Abbrecht                         1,679                     1,679
 Wendy L. Masler                            929                       929
 Andrew D. Flaster                          929                       929
 First Trust Co. FBO Kristina A. Watts      929                       929
 Charles W. Robins                          929                       929
 James Westra                               929                       929
 Charles A. Brizius                       1,679                     1,679

 TOTAL                                  227,405                   227,405